Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2016.

WAUWATOSA, WI – 10/28/2016 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income per diluted share of $0.27 for the quarter ended September 30, 2016, which represents a 42.1% increase compared to net income per diluted share of $0.19 for the quarter ended September 30, 2015.  Net income per diluted share was $0.70 for the nine months ended September 30, 2016, compared to net income per diluted share of $0.45 for the nine months ended September 30, 2015.  Excluding a charge to income tax expense related to the write-off of a deferred tax asset, net income per diluted share for the quarter and nine months ended September 30, 2016 were $0.29 and $0.72.
"We achieved record consolidated quarterly pre-tax earnings driven by significant year-over-year growth in both our Community Banking and Mortgage Banking segments," said Doug Gordon, CEO of Waterstone Financial, Inc.  "Community Banking delivered record quarterly segmented earnings, as it benefited from loan growth and an increase in net interest margin, while Mortgage Banking's strategic growth plan and focus on the origination of residential mortgages for the purpose of home purchases continues to yield significant growth in earnings over the prior year."

Highlights of the Quarter ended September 30, 2016
•	Consolidated net income of Waterstone Financial, Inc. totaled $7.5 million for the quarter ended September 30, 2016, compared to $5.2 million for the quarter ended September 30, 2015.
•	Consolidated net income of Waterstone Financial, Inc. totaled $19.1 million for the nine months ended September 30, 2016, compared to $13.5 million for the nine months ended September 30, 2015.
•	Return on average assets totaled 1.66% for the three months ended September 30, 2016 compared to 1.18% for the three months ended September 30, 2015.
•	Return on average assets totaled 1.45% for the nine months ended September 30, 2016 compared to 1.03% for the nine months ended September 30, 2015.
Community Banking Segment Highlights
•
Pre-tax income of the Community Banking segment totaled $6.2 million for the quarter ended September 30, 2016, which represents an 82.2% increase compared to pre-tax income of $3.4 million for the quarter ended September 30, 2015.

•	Net interest margin increased 31 bps to 2.70% for the three months ended September 30, 2016 compared to 2.39% for the three month period ended September 30, 2015.
•	Total loans increased $51.1 million, or 4.6%, to $1.15 billion at September 30, 2016 compared to $1.10 billion at September 30, 2015 and increased $21.7 million, or 1.9%, compared to June 30, 2016.
•
Total deposits increased $82.5 million, or 9.4%, to $955.6 million at September 30, 2016 compared to $873.2 million at September 30, 2015.  Total transaction deposits increased $35.5 million, or 15.3%, to $268.3 million at September 30, 2016 compared to $232.8 million at September 30, 2015.  The increase in transaction deposits was composed of growth in demand deposits of $14.5 million or 15.1% and growth of money market and savings deposits of $21.0 million, or 15.4%.

•
Total deposits increased $12.9 million, or 1.4%, compared to June 30, 2016.  Total transaction deposits increased $7.7 million, or 3.0%, compared to June 30, 2016.  The $7.7 million increase in transaction deposits was composed of growth in demand deposits of $4.8 million, or 4.5%, and growth of money market and savings deposits of $2.9 million, or 1.9%.

•
Borrowings decreased $56.0 million to $378.0 million at September 30, 2016 from $434.0 million at September 30, 2015.  A total of $50.0 million of fixed rate borrowings were paid off during the 1st quarter with funds raised through retail delivery channels.  During the 2nd quarter, a total of $20.0 million of fixed rate borrowings, at a weighted average rate of 4.49%, matured.  During the 3rd quarter, $150.0 million in advances at a weighted average rate of 4.44% matured and paid off.  A total of $100.0 million of new long-term borrowings were added during the year at a combined rate of 0.78%.  Additionally, a $50.0 million short-term advance was added during the 3rd quarter at a rate of 0.29%.

•
Total non-performing assets decreased $8.7 million, or 32.4%, to $18.1 million at September 30, 2016 from $26.8 million at December 31, 2015 and decreased $15.9 million, or 46.7%, from $34.0 million at September 30, 2015.  Non-performing assets represent 1.01% of total assets as of September 30, 2016.

•
Total past due loans decreased by $2.8 million, or 24.1%, to $8.8 million at September 30, 2016 from $11.5 million at December 31, 2015 and decreased $6.9 million, or 44.1% from $15.7 million at September 30, 2015.  Past due loans represent 0.8% of total loans as of September 30, 2016.

Mortgage Banking Segment Highlights
•
Pre-tax income of the Mortgage Banking segment totaled $6.8 million for the quarter ended September 30, 2016, which represents an increase of $2.1 million, or 44.6%, compared to $4.7 million for the quarter ended September 30, 2015.

•
Loans originated by the Mortgage Banking segment for the purpose of sale in the secondary market increased $160.1 million, or 29.1%, to $710.1 million during the three months ended September 30, 2016, compared to $550.0 million for the three months ended September 30, 2015.  The increase in originations was driven by an increase in the origination of loans made for the purpose of residential purchases, which yield a higher margin than refinance loans, partially offset by a decrease in the origination of mortgage refinance products.  Origination efforts continue to be focused on loans made for the purpose of residential purchases, as opposed to mortgage refinance.  Origination volume relative to purchase activity accounted for 82% and 88% of total originations for the three months ended September 30, 2016 and 2015, respectively.  Year to date origination volume totaled $1.76 billion during 2016, compared to $1.55 billion during 2015.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.8 billion in assets Waterstone has eleven community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in 23 states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2016	2015	2016	2015
	(In Thousands, except per share amounts)
Interest income:
Loans	$14,754	14,117	42,611	41,495
Mortgage-related securities	743	792	2,371	2,451
Debt securities, federal funds sold and short-term investments	833	886	2,692	2,609
Total interest income	16,330	15,795	47,674	46,555
Interest expense:
Deposits	1,923	1,540	5,477	4,251
Borrowings	3,082	4,345	10,724	12,898
Total interest expense	5,005	5,885	16,201	17,149
Net interest income	11,325	9,910	31,473	29,406
Provision for loan losses	135	580	340	1,720
Net interest income after provision for loan losses	11,190	9,330	31,133	27,686
Noninterest income:
Service charges on loans and deposits	789	364	1,742	1,213
Increase in cash surrender value of life insurance	734	636	1,446	1,195
Mortgage banking income	35,552	26,708	91,146	77,324
Gain on sale of available for sale securities	-	-	-	44
Other	337	843	874	1,848
Total noninterest income	37,412	28,551	95,208	81,624
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	27,573	21,234	70,968	62,584
Occupancy, office furniture, and equipment	2,319	2,292	7,074	7,004
Advertising	661	755	1,974	2,120
Data processing	616	592	1,897	1,797
Communications	374	332	1,088	1,053
Professional fees	474	642	1,486	1,771
Real estate owned	37	646	344	1,875
FDIC insurance premiums	140	243	500	851
Other	3,347	3,050	9,663	9,106
Total noninterest expenses	35,541	29,786	94,994	88,161
Income before income taxes	13,061	8,095	31,347	21,149
Income tax expense	5,556	2,896	12,214	7,651
Net income	$7,505	5,199	19,133	13,498
Income per share:
Basic	$0.28	0.19	0.71	0.45
Diluted	$0.27	0.19	0.70	0.45
Weighted average shares outstanding:
Basic	27,043	27,490	26,976	29,882
Diluted	27,429	27,795	27,283	30,145

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$22,388	57,419
Federal funds sold	21,914	20,297
Interest-earning deposits in other financial institutions and other short term investments	10,018	22,755
Cash and cash equivalents	54,320	100,471
Securities available for sale (at fair value)	245,396	269,658
Loans held for sale (at fair value)	227,765	166,516
Loans receivable	1,151,696	1,114,934
Less: Allowance for loan losses	15,633	16,185
Loans receivable, net	1,136,063	1,098,749

Office properties and equipment, net	24,044	25,328
Federal Home Loan Bank stock (at cost)	12,600	19,500
Cash surrender value of life insurance	61,188	49,562
Real estate owned, net	7,454	9,190
Prepaid expenses and other assets	26,205	23,755
Total assets	$1,795,035	1,762,729

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$110,872	102,673
Money market and savings deposits	157,472	140,631
Time deposits	687,304	650,057
Total deposits	955,648	893,361

Borrowings	377,983	441,203
Advance payments by borrowers for taxes	25,268	3,661
Other liabilities	26,579	32,574
Total liabilities	1,385,478	1,370,799

Shareholders' equity:
Common stock	294	294
Additional paid-in capital	322,164	317,022
Retained earnings	181,460	168,089
Unearned ESOP shares	(20,475)	(21,365)
Accumulated other comprehensive income, net of taxes	2,661	582
Cost of shares repurchased	(76,547)	(72,692)
Total shareholders' equity	409,557	391,930
Total liabilities and shareholders' equity	$1,795,035	1,762,729

Share Information
Shares Outstanding	29,386	29,407
Book Value per share	$13.94	13.33
Closing market price	$16.99	14.10
Price to book ratio	121.90%	105.79%

Asset Quality Data
Total non accrual loans	$10,666	17,604
Real estate owned	7,454	9,190
Total nonperforming assets	$18,120	26,794

Total non accrual to total loans	0.93%	1.58%
Total nonperforming assets to total assets	1.01%	1.52%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2016	2015	2015	2015
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$11,325	$10,165	9,983	9,438	9,910	10,060
Provision for loan losses	135	-	205	245	580	805
Total noninterest income	37,412	36,351	21,445	22,850	28,551	31,040
Total noninterest expense	35,541	34,231	25,222	27,373	29,786	31,947
Income before income taxes	13,061	12,285	6,001	4,670	8,095	8,348
Income tax expense	5,556	4,518	2,140	1,599	2,896	3,064
Net income	$7,505	$7,767	3,861	3,071	5,199	5,284
Income per share – basic	$0.28	$0.29	0.14	0.11	0.19	0.17
Income per share – diluted	$0.27	$0.29	0.14	0.11	0.19	0.17

Performance Ratios:
Return on average assets - QTD	1.66%	1.78%	0.90%	0.69%	1.18%	1.21%
Return on average equity - QTD	7.36%	7.86%	3.95%	3.10%	5.21%	5.04%
Net interest margin - QTD	2.70%	2.50%	2.48%	2.26%	2.39%	2.46%
Efficiency ratio - QTD	72.92%	73.59%	80.25%	84.78%	77.44%	77.73%
Return on average assets - YTD	1.45%	1.34%	0.90%	0.94%	1.03%	0.95%
Return on average equity - YTD	6.38%	5.89%	3.95%	3.99%	4.26%	3.83%
Net interest margin - YTD	2.56%	2.49%	2.48%	2.36%	2.38%	2.38%
Efficiency ratio - YTD	74.99%	76.28%	80.25%	80.61%	79.40%	80.44%